Exhibit 10.12

Supplementary Agreement of the Exclusive License Agreement

Parties to the Agreement:

Party A: CytoArm Co., Ltd.
Party B: SL Link Co., Ltd.
Party C: SL Bio Co., Ltd. (formerly X-Source Future Technology Co., Ltd.)

WHEREAS, Party A and Party B entered into an Exclusive License Agreement on March 9, 2023 (hereinafter referred to as the “Original Agreement,” attached as Annex 1), under which Party A granted Party B the rights to research and develop the CD19 Armed-T product and the PD-L1 Armed-T product;

WHEREAS, due to Party B’s organizational restructuring, Party B intends to transfer part of its rights and obligations under the Original Agreement to Party C, with Party C taking over the research and development of the CD19 Armed-T product;

WHEREAS, Party C changed its company name to SL Bio Co., Ltd. (formerly X-Source Future Technology Co., Ltd.) on October 24, 2024;

To clarify the assignment of rights and obligations, the three Parties agree to enter into this Supplementary Agreement with the following terms for compliance:

1.	The Parties agree that, effective from October 24, 2024, or the date of signing this Supplementary Agreement, Party B shall transfer the rights and obligations related to the research and development of the CD19 Armed-T product to Party C. Party B shall retain and continue to bear the rights and obligations related to the research and development of the PD-L1 Armed-T product. Both Party B and Party C shall continue to perform all rights and obligations in accordance with the terms and conditions of the Original Agreement, as detailed in the table below:

Obligated Party	Terms of the Original Agreement
Party B and Party C	Articles 1, 2, 3 (Items 3 to 7), 4 (Item 2, Sub-items 3 and 4, and Items 3 to 6), 5 to 13
Party B	Article 3 (Item 2), Article 4 (Item 1, Item 2, Sub-item 2)
Party C	Article 3 (Item 1), Article 4 (Item 2, Sub-item 1)

2.	Pursuant to Article 13, Item 3 of the Original Agreement, Party A consents to Party B transferring the rights and obligations related to the research and development of the CD19 Armed-T product to Party C, and Party A agrees to Party C’s assumption of such rights and obligations. Party C fully understands the rights and obligations under the Original Agreement and agrees to assume them.

3.	This Supplementary Agreement forms an integral part of the Original Agreement and has the same legal effect. Unless otherwise stipulated in this Supplementary Agreement, all other rights and obligations shall continue to be performed in accordance with the Original Agreement.

4.	This Supplementary Agreement is executed in three originals, effective upon the affixing of seals by the three Parties, with each Party retaining one original for reference.

Parties to the Agreement:

Party A:

Company: CytoArm Co., Ltd.
Representative: Kuo-Hsiang Chuang
Authorized Signatory: Kuo-Hsiang Chuang (Signature or Seal)
Title: Chief Executive Officer
Address: 17F, No. 3, Yuanqu St., Nangang Dist., Taipei City, Taiwan
Telephone: (02) 2938-3077

Party B:

Company: SL Link Co., Ltd.
Representative: Ching-Tung Wang
Authorized Signatory: Zheng-Liang Wang (Signature or Seal)
Title: Supervisor
Address: 12F, No. 287, Guangfu Rd. Sec. 2, Hsinchu City, Taiwan
Telephone: (03) 516-3636

Party C:

Company: SL Bio Co., Ltd.
Representative: Ching-Tung Wang
Authorized Signatory: (Signature or Seal)
Title: General Manager
Address: 12F, No. 287, Guangfu Rd. Sec. 2, East Dist., Hsinchu City, Taiwan
Telephone: (03) 516-3636

Date: November 20, 2024

Annex 1: Exclusive License Agreement